Board of Directors

ML Capital Group, Inc.







REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have audited the accompanying balance sheets of ML Capital Group, Inc.

(A Development Stage Company) as of December 31, 2010 and 2009 and the statements of operations, stockholders equity and cash flows for the year ended December 31, 2010, and for the period from inception on September 17, 2009 to December 31, 2009 and 2010. These consolidated financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.



We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (PCAOB). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companys internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and cash flows for the year ended December 31, 2010, and for the period from the date of inception on September 17, 2009 to December 31, 2009 and 2010, in conformity with accounting principles generally accepted in the United States of America.

 .

s/Madsen & Associates CPAs, Inc.

Madsen & Associates CPAs, Inc.

August 11, 2011

Salt Lake City, Utah